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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  July 11, 2003
                                ----------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                       COMPUTERIZED THERMAL IMAGING, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Nevada                                          87-0458721
-------------------------------                  -------------------------------
(State or Other Jurisdiction of                  (I.R.S. Employer Identification
 Incorporation or Organization)                               Number)

                                     1-16253
                            ------------------------
                            (Commission File Number)

                        12725 S.W. 66th Avenue, Suite 100
                             Portland, OR 97223-2546
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                    (Address of principal executive offices)

                                 (503) 624-5799
                            ------------------------
                         (Registrant's telephone number)

                                 Not Applicable
                            ------------------------
            (Former Name and Address of Principal Executive Offices)



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ITEM 5.  OTHER EVENTS

On July 10, 2003 the Company closed a private placement under Regulation S of the Securities Act (Exhibit 99.1), and sold 3,344,482 shares of its common stock to Therfield Holdings LTD., ("Therfield") a limited liability company formed under the laws of the British Virgin Islands, for $1 million. The Company also entered into a registration rights agreement with Therfield (Exhibit 99.2), granting Therfield piggyback registration rights in connection with this transaction.

On July 1, 2003, Robert L. Simmons M.D. resigned from the company's board of directors. In his letter of resignation, Dr. Simmons cited the press of his responsibilities in the Ascension Health System and Providence Hospital. Dr. Simmons will remain as a medical advisor to the Company. Mr. Harry Aderholt, a current director, has agreed to serve as chairman of the Corporate Governance and Nominating committee, replacing Dr. Simmons. Mr. Milton R. Geilman, a current director, has agreed to serve as chairman of the Audit Committee, replacing Mr. Aderholt.

Bernard J. Brady, the Company's Chief Financial Officer, Treasurer and Secretary has left the Company effective July 15, 2003 to pursue other interests. Mr. Brady has agreed to provide transition assistance.

The registrant hereby incorporates the information set forth on the agreement attached hereto as Exhibits 99.1 and 99.2.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTERIZED THERMAL IMAGING, INC.

Date: July 15, 2003                                  By: /s/ Bernard J. Brady
------------------------                            ----------------------------
                                                    Bernard J. Brady
                                                    Chief Financial Officer,
                                                    Secretary & Treasurer